SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549





                          FORM 8-K



                       CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)         October 23, 2000


                  Great Basin Water Company
    (Exact Name of Registrant as Specified in its Charter)


Nevada                             000-29989             86-0889096
(State or other jurisdiction       (Commission           (IRS Employer
of Incorporation)                   File Number)         Identification No.)


 2950 Flamingo Rd., Suite F, Las Vegas, NV                89121
(Address of Principal Executive Offices)                (Zip Code)


Registrant's telephone number, including area code:  (702) 214 8440


                            Not Applicable
       (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

     On October 22, 2000 the Registrant acquired the name and assets of House of Fire Press, which was owned by a sole proprietor. The acquisition agreement provided that Great Basin Water Company was to acquire all title and rights to the name House of Fire Press and the following two assets: (1) 2,000 copies of one book and (2) the print plates for the printing of a second book. The sole proprietor received 5,000 shares of Great Basin Water Company Common Stock. The amount of consideration was reached through arm's length negotiations with the sole proprietor. The Registrant has provided this information under Item 5 because the assets acquired do not constitute a significant event and, therefore, financial statements are not required.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)   Financial Statements of Business Acquired.

           Not applicable.

     (b)   Pro Forma Financial Information.

           Not applicable.

     (c)   Exhibits.

           Not applicable.

                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   Great Basin Water Company



Date: November 1, 2000             By: /s/ Darryl E. Schuttloffel
                                   Name: Darryl E. Schuttloffel
                                   Title: Chief Executive Officer